Exhibit 99.1

Medican To Launch Real Estate Leasing And Marijuana Services Business Through Acquisition Of 67,000 Square Foot Industrial Property In Phoenix

Medican also provides update on Future Harvest acquisition

Las Vegas, December 2, 2014 – Medican Enterprises Inc. (OTCBB:MDCN),a company seeking promising pharmaceutical and other business opportunities in the emerging medical and recreational marijuana sector, today announced that it has signed an agreement to acquire a 67,000 square foot facility in Phoenix, Arizona which the company plans to lease as a marijuana growing and warehouse facility to licensed growers.

The industrial building sits on 2.55 acres of industrial zoned land. The anticipated final purchase price for the property is $2,340,310 and a closing is planned during the first quarter of 2015 pending, among other closing conditions, a variance to zone the building for the cultivation of marijuana.

The acquisition of this property will launch Medican’s real estate and leasing services business under which the company would lease real estate that is outfitted with turnkey solutions for legally compliant growing facilities to licensed growers. At current market rates the property is estimated to produce annual lease revenues of approximately $1,400,000.

“The Phoenix, Arizona building will be a great launch to our real estate leasing strategy, and we are extremely pleased to have progressed to this milestone,” commented Drew Milburn, CEO of Medican US, Medican’s subsidiary in charge of United States operations. “Medican US is quickly gaining momentum in the real estate and leasing services to the legal marijuana sector, and we are seeking additional acquisitions in the near term.”

Medican also provided an update to its October 21, 2014 announcing its entry into a letter of intent to acquire an interest in Canadian hydroponic technology company Future Harvest Development Ltd. Medican has not been able reach a mutually acceptable agreement with the various parties involved. As a result, the parties have terminated the letter of intent and the refundable portion of the deposit funds have been returned to Medican.

“The Future Harvest acquisition is no longer in Medican’s best interest at this time,” said Ken Williams CEO of Medican Enterprises. “While Medican is disappointed it was not able to come to terms with the Future Harvest shareholders, we continue to have ongoing discussions in respect of other marijuana-related business opportunities and look forward to announcing those opportunities as we reach definitive agreements.”

About Medican Enterprises Inc.
Medican Enterprises is a company seeking promising pharmaceutical and other business opportunities in the emerging medical and recreational marijuana sector. Through its subsidiaries, Medican is seeking to invest in our businesses associated with the growing, marketing, research and development, training, distribution and retail sale of medical and recreational marijuana, both in the United States and Canada. For more information visit: www.medicaninc.com.

For More Information
Ken Williams, CEO | Medican Enterprises Inc.
T: +1.800.416.8802
E: investors@medicaninc.com

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of representatives of Medican Enterprises, Inc. (the “Company”) related thereto includes forward-looking statements within the meaning of the U.S. federal securities laws. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), which could cause actual results to differ from the forward looking statements. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management but are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of the Company’s efforts to close the proposed real estate acquisition described herein) may differ from those set forth in the forward-looking statements. Except as required by applicable law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.